Calculation of Filing Fee Tables

S-8
(Form Type)

Crown Electrokinetics Corp.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(c) (2)	700,000(3)	$1.385	$969,500	0.0001476	$143.10	N/A	N/A	N/A	N/A
Fees Previously Paid									N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$969,500		$143.10
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$143.10

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of Crown Electrokinetics Corp. (the “Company”) that become issuable in accordance with the terms of the Employment Inducement Awards (as defined below), by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration by the Company that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Stock on September 3, 2024.

(3)	Represents the number of shares of Common Stock issued in accordance with the terms of the form Inducement Equity Award Agreement, by and between the Company and Mr. Spangenberg (collectively, the “Employment Inducement Awards”).